UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
July 27, 2017

Independent Bank Group, Inc.
(Exact Name of Registrant as Specified in Charter)

Texas	001-35854	13-4219346
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Redbud Boulevard, Suite 400
McKinney, TX 75069-3257
(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(972) 562-9004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Emerging growth company            ☒
If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.    Other Events.
On July 27, 2017, Independent Bank Group, Inc. announced plans to build a new corporate campus at Craig Ranch in McKinney, Texas. Independent plans to close on the 10.4 acre site located at State Highway 121 and Grand Ranch Parkway in August 2017. Independent also announced a tentative agreement with the City of McKinney and the McKinney Economic Development Corporation to build a new corporate headquarters building at this location with anticipated occupancy in the spring of 2019. A copy of the text of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.
The following exhibit is furnished as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description
Exhibit 99.1	Text of Press Release issued by Independent Bank Group, Inc., dated July 27, 2017, announcing plans to build a new corporate campus at Craig Ranch.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: July 27, 2017
INDEPENDENT BANK GROUP, INC.

By:	/s/ David R. Brooks
Name:	David R. Brooks
Title:	Chairman, Chief Executive Officer, and President

EXHIBIT INDEX

Exhibit 99.1	Text of Press Release issued by Independent Bank Group, Inc., dated July 27, 2017, announcing plans to build a new corporate campus at Craig Ranch.